Exhibit (a)(3)(A)

AMENDED AND RESTATED NOTICE OF GUARANTEED DELIVERY

 OF WARRANTS OF

ESSEX RENTAL CORP.

PURSUANT TO THE OFFER DATED MAY 10, 2010,
AS AMENDED AND SUPPLEMENTED JUNE 11, 2010

This Amended and Restated Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if:

•	Warrants are not immediately available or Warrant holders cannot deliver Warrants to Continental Stock Transfer & Trust Company (the “Depositary”) prior to the Expiration Date, or

•
Time will not permit all required documents, including a properly completed and duly executed Amended and Restated  Letter of Transmittal (or a manually signed facsimile of the Amended and Restated Letter of Transmittal) and any other required documents, to reach the Depositary prior to the Expiration Date.

The Offer Letter, as amended and supplemented by the Supplement to Offer Letter (the "Supplement"), dated June 11, 2010, and the related Amended and Restated Letter of Transmittal, as further amended or supplemented from time to time, together constitute the “Offer.”

TO:        CONTINENTAL STOCK TRANSFER & TRUST COMPANY

BY MAIL, HAND OR OVERNIGHT DELIVERY:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
17 BATTERY PLACE, 8 TH FLOOR
NEW YORK, NY 10004

BY FACSIMILE TRANSMISSION:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
FACSIMILE: (212) 616-7610
CONFIRM BY TELEPHONE: (212) 509-4000 ext. 536

This Amended and Restated Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail, overnight courier or facsimile transmission to the Depositary, as described in Section 2 of the Offer Letter.

For this notice to be validly delivered, it must be received by the Depositary at one of the above addresses before the Offer expires.  Delivery of this notice to another address will not constitute a valid delivery. Delivery to the Company, Morrow & Co., LLC (the Company’s Information Agent) or the book-entry transfer facility will not be forwarded to the Depositary and will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal) under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Amended and Restated Letter of Transmittal.

By signing this Amended and Restated Notice of Guaranteed Delivery, you exercise, upon the terms and subject to the conditions described in the Offer Letter, as amended and supplemented by the Supplement, and the related Amended and Restated Letter of Transmittal, receipt of which you hereby acknowledge, the number of Warrants specified below pursuant to the guaranteed delivery procedure described in Section 2 of the Offer Letter.

WARRANTS EXERCISED PURSUANT TO CASHLESS TENDER

SIGNATURES

Signatures:
Name(s) of Warrant Holders(s):
(please type or print)

Certificate Nos.:

Address:
(Include Zip Code)

Daytime Area Code and Telephone Number:

Date:

If Warrants will be delivered by book-entry transfer, provide the Account Number.
Account Number:

GUARANTEE OF DELIVERY
(Not to be Used for Signature Guarantee)

 The undersigned, a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Depositary of the Warrants tendered, in proper form for transfer, or a confirmation that the Warrants tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer into the Depositary’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or a facsimile(s) thereof), or an Agent’s Message in the case of a book-entry transfer, and any other required documents, all within three NASDAQ Capital Market trading days after the date of receipt by the Depositary of this Amended and Restated Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Amended and Restated Letter of Transmittal and certificates for Warrants to the Depositary, or confirmation of receipt of the Warrants pursuant to the procedure for book-entry transfer and an Agent’s Message, within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:

 (please print)

Title:

Address:

Area Code and Telephone Number:

Dated: ________________, 20 ___

NOTE: DO NOT SEND WARRANTS WITH THIS FORM. WARRANTS SHOULD BE SENT WITH THE AMENDED AND RESTATED LETTER OF TRANSMITTAL.